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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JANUARY 16, 2002

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact Name of Registrant as Specified in Charter)

MARYLAND (State or Other Jurisdiction of Incorporation)	1-12993 (Commission File Number)	95-4502084 (IRS Employer Identification No.)

135 NORTH LOS ROBLES AVENUE, SUITE 250
PASADENA, CALIFORNIA 91101
(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code: (626) 578-0777

ITEM 5. OTHER EVENTS.

        On January 16, 2002, Alexandria Real Estate Equities, Inc. (the "Company") entered into an Underwriting Agreement with UBS Warburg LLC, A.G. Edwards & Sons, Inc., and McDonald Investments Inc. as representatives of the several underwriters (the "Underwriters"), pursuant to which the Company has agreed to sell, and the Underwriters have agreed to buy, 2,300,000 shares (including pursuant to an over-allotment option) of the Company's Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Shares"), at a purchase price of $24.2125 per Share, after deducting underwriting discounts, resulting in aggregate proceeds to the Company of approximately $48,425,000. The Shares have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to an effective Registration Statement on Form S-3 (No. 333-56451). In connection with the sale, the Company has filed a Prospectus Supplement, dated January 16, 2002, and a Base Propsectus, dated June 30, 1998, with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) promulgated under the Act. The Underwriters intend to offer the Shares for sale to the public as described in the Prospectus Supplement. The Underwriting Agreement is attached hereto as Exhibit 1.1. The Form of Tax Opinion of Mayer, Brown & Platt, counsel to the Company, is attached hereto as Exhibit 8.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)
  EXHIBITS.

  1.1
  Underwriting Agreement, dated January 16, 2002 by and between the Company and the Underwriters.

  8.1
  Form of Tax Opinion of Mayer, Brown & Platt, counsel to the Company, regarding certain tax matters.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Date: January 18, 2002	By:	/s/ PETER J. NELSON Peter J. Nelson Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT	SEQUENTIALLY NUMBERED PAGE
1.1	Underwriting Agreement, dated January 16, 2002 by and between the Company and the Underwriters.
8.1	Form of Tax Opinion of Mayer, Brown & Platt, counsel to the Company, regarding certain tax matters.

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FORM 8-K
SIGNATURE
EXHIBIT INDEX